UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
September 18, 2008 (September 17, 2008)

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	No. 001-13901	No.58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 2nd Avenue, S.E.,
Moultrie, Georgia 31768
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
(229) 890-1111

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On September 17, 2008, Ameris Bancorp issued a press release announcing steps taken to strengthen its balance sheet and operating results.  These steps include a reduction in the quarterly dividend from $0.14 per share to $0.05 per share, restructuring changes that resulted in an approximately 10% reduction in workforce, the establishment of new funding lines resulting in $270 million of additional borrowing capacity, and a reduction in investment portfolio risk, leading to significant appreciation in market value of the investment portfolio with no exposure to common or preferred stock of Fannie Mae or Freddie Mac.

A copy of that press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press release dated September 17, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By: /s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.,
Executive Vice President and Chief Financial Officer

Dated:  September 18, 2008

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release dated September 17, 2008.